Exhibit 10.4

EXECUTION VERSION

AMENDMENT NO. 1 TO GUARANTEE AGREEMENT

AMENDMENT NO. 1 TO GUARANTEE AGREEMENT, dated as of April 26, 2018 (this “Amendment”), by and between FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation (“Guarantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, FS CREIT Finance WF-1 LLC, a Delaware limited liability company (“Seller”) and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of August 30, 2017 (as amended by that certain Amendment No. 1 to Master Repurchase and Securities Contract, dated of even date herewith, by and between Seller, Buyer and Guarantor, the “Repurchase Agreement Amendment”, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, (a) Buyer and Seller entered into that certain Fee and Pricing Letter, also dated as of August 30, 2017, as amended by Amendment No. 1 to Fee and Pricing Letter dated of even date herewith, by and between Seller and Buyer (the “Fee and Pricing Letter Amendment”), and (b) Guarantor executed and delivered to Buyer the Guarantee Agreement dated as of August 30, 2017, as amended hereby, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee Agreement”);

WHEREAS, Guarantor and Buyer have agreed to amend certain provisions of the Guarantee Agreement in the manner set forth herein.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Buyer hereby each agree as follows:

SECTION 1. Amendments to Guarantee Agreement.

(a) The defined term “Adjusted Tangible Net Worth”, as set forth in Section 1(a) of the Guarantee Agreement, is hereby amended and restated in its entirety to read as follows:

“(a) “Adjusted Tangible Net Worth”: With respect to any Person and its consolidated Subsidiaries on any date, an amount equal to the sum of such Person’s Tangible Net Worth plus such Person’s Net Available Capital Commitments.”

(b) The defined term “FS Shareholder Account Control Agreement”, as set forth in Section 1(f) of the Guarantee Agreement, is hereby amended and restated in its entirety to read as follows:

“(f) [Reserved]”.

(c) The defined term “Shareholder Cash Collateral Accounts”, as set forth in Section 1(o) of the Guarantee Agreement, is hereby deleted in its entirety and replaced with the new defined term “Shareholder Capital Commitments Accounts”, as set forth below:

(o) “Shareholder Capital Commitment Accounts”: Each of the deposit accounts described in Section 6.01(e) of the Repurchase Agreement and opened and maintained at all times separately by Rialto Shareholder and FS Shareholder on the books and records of Wells Fargo Bank, National Association.

(d) The defined term “Shareholder Liquidity Balance”, as set forth in Section 1(p) of the Guarantee Agreement, is hereby amended and restated in its entirety to read as follows:

“(p) [Reserved]”.

(e) The following new defined term “Net Available Capital Commitments” is hereby added to the Guarantee Agreement as the new Section 1(s) thereto:

“(s) “Net Available Capital Commitments”: As of any date of determination with respect to Guarantor, calculated, without duplication and determined on an aggregate basis, the amount of any unfunded, unencumbered and uncalled capital commitments in favor of Guarantor and callable as of right by Guarantor pursuant to the Subscription Agreement, dated July 28, 2017, between FS Shareholder and Guarantor, or the Subscription Agreement, dated July 28, 2017, between Rialto Shareholder and Guarantor, but in each case only to the extent that each such capital commitment (i) is from either FS Shareholder or Rialto Shareholder, but only to the extent that each such entity (A) is not subject to an Act of Insolvency, and (B) has not previously failed to fund any other capital call under a partnership agreement, subscription agreement or another similar agreement, (ii) is payable in cash; (iii) is readily available to be called by Guarantor without condition from time to time other than customary notice and similar administrative conditions; and (iv) does not exceed the amount then-currently on deposit in the respective Shareholder Cash Collateral Accounts of each of FS Shareholder and Rialto Shareholder, as applicable.”

(f) Section 9(d) of the Guarantee Agreement is hereby amended and restated in its entirety to read as follows:

“(d) Minimum Liquidity. On and after April 26, 2018, Guarantor shall not permit the sum of its Liquidity plus all Net Available Capital Commitments to be less than (i) until such time as the amount of equity capital received by Guarantor equals or exceeds $125,000,000, 7.5% of the Maximum Amount and (ii) at and after such time as the amount of equity capital received by Guarantor equals or exceeds $125,000,000, 7.5% of the Aggregate Amount Outstanding.”

(g) Section 9(f) of the Guarantee Agreement is hereby amended and restated in its entirety to read as follows:

“(f) Distributions. Prior to the Target Capital Trigger Date, Guarantor shall not make, pay or declare any Distribution at any time; provided that, notwithstanding the foregoing, (i) so long as no Event of Default has occurred and is continuing and to the extent that the balance in the Shareholder Capital Commitment Account of FS Shareholder is zero, Guarantor shall be permitted to make, pay or declare any Distribution in an amount equal to the proceeds of Class S Shares purchased by individuals and entities other than FS Shareholder and Rialto Shareholder, but not to exceed the total proceeds of Class S Shares purchased by FS Shareholder, and (ii) Guarantor shall be permitted to make, pay or declare any Distribution to maintain its status as a REIT. In connection with any distributions pursuant to clause (i) of the immediately preceding sentence, Guarantor shall provide Buyer with written evidence satisfactory to Buyer of the receipt by Guarantor of the proceeds of each issuance of Class S Shares prior to such distribution of the related proceeds thereof.”

(h) The following new Section 9(g) is hereby added to the Guarantee Agreement:

“(g) Shareholder Capital Commitment Accounts. Guarantor shall at all times cause each of FS Shareholder and Rialto Shareholder to maintain each of the Shareholder Capital Commitment Accounts with Wells Fargo Bank, National Association on a fully unencumbered basis.”

SECTION 2. Conditions Precedent. This Amendment and its provisions shall become effective on the first date on which (i) this Amendment is executed and delivered by a duly authorized officer of Guarantor and Buyer and (ii) Buyer receives delivery from Guarantor of a fully-executed Repurchase Agreement Amendment and the related Fee and Pricing Letter Amendment (the “Amendment Effective Date”).

SECTION 3. Conditions Subsequent. Within ten (10) Business Days following the Amendment Effective Date, Seller and Guarantor shall provide Buyer with legal opinions from counsel to Seller and Guarantor to Buyer with respect to the enforceability of each of this Amendment, the Repurchase Agreement Amendment and the Fee and Pricing Letter Amendment. The failure of Seller and Guarantor to do so on a timely basis shall constitute an immediate Event of Default under the Repurchase Agreement.

SECTION 4. Representations, Warranties and Covenants. Guarantor hereby represents and warrants to Buyer, as of the date hereof and as of the Amendment Effective Date, that (i) it is in full compliance with all of the terms and provisions set forth in each Repurchase Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing. Guarantor hereby confirms and reaffirms its representations, warranties and covenants contained in each Repurchase Document to which it is a party.

SECTION 5. Acknowledgements of Guarantor. Guarantor hereby acknowledges that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Repurchase Documents.

SECTION 6. Limited Effect. Except as expressly amended and modified by this Amendment, the Fee and Pricing Letter shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each (x) reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, (y) reference to the “Guarantee Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Guarantee Agreement, as amended hereby, and (z) reference in the Guarantee Agreement to “this Guarantee Agreement”, “hereof”, “herein” or words of similar effect in referring to the Guarantee Agreement shall be deemed to be references to the Guarantee Agreement, as amended by this Amendment.

SECTION 7. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 8. Expenses. Guarantor agrees to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.

SECTION 9. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF

SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

GUARANTOR:

FS CREDIT REAL ESTATE INCOME TRUST,
INC., a Maryland corporation

By:	/s/ William Goebel
Name: William Goebel
Title: Chief Financial Officer

BUYER:

WELLS FARGO BANK, N.A., a national banking
association

By:	/s/ Michael P. Duncan
Name: Michael P. Duncan
Title: Vice President